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                                                                    EXHIBIT 21.1




Subsidiaries of the Registrant




SUBSIDIARY                                      STATE OF FORMATION

American Safety Insurance Company                    Georgia
American Southern Insurance Company                  Kansas
Association Casualty Insurance Company               Texas
Association Risk Management General Agency           Texas
Bankers Fidelity Life Insurance Company              Georgia
Georgia Casualty & Surety Company                    Georgia
Self-Insurance Administrators, Inc.                  Georgia